UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2022

VERTEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39413	23-2081753
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2301 Renaissance Blvd.

King of Prussia, Pennsylvania 19406

(Address of principal executive offices) (Zip Code)

(800) 355-3500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	VERX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On March 8, 2022, the Company and PNC Bank, National Association, as administrative agent, and the lenders party thereto, entered into the Second Amendment to Credit Agreement (the “Second Amendment”), which amended the Credit Agreement by and among Vertex, Inc., the guarantors party thereto, PNC Bank, National Association, and the lenders party thereto, dated as of March 31, 2020 (the “Credit Agreement”), providing for, among other modifications, (a) new term loans in the aggregate amount of Fifty Million Dollars ($50,000,000) (the “Term Loan”), (b) an extension of the maturity date of the revolving facility from March 2025 to March 2027, (c) an upsize in the revolving credit commitments to an aggregate amount of Two-Hundred Million Dollars ($200,000,000) (the “Line of Credit”), (d) the Company’s option to select an applicable interest rate at either the bank base rate plus an applicable margin (the “Base Rate Option”) or term SOFR plus an applicable margin (the “Term SOFR Option”), (e) modification to the financial covenant performance levels which determine applicable margins and (f) modifications to certain covenants and events of default. At March 8, 2022, the applicable margin with respect to Base Rate Option and Term SOFR Option applicable to Line of Credit and Term Loan borrowings were 0.00% and 1.00%, respectively.

Net proceeds from the Term Loan shall be used to fund ongoing working capital, capital expenditures, permitted distributions, permitted acquisitions and general corporate purposes of the Company and its subsidiaries. The Line of Credit had no outstanding borrowings at March 8, 2022.

The foregoing description of the material terms of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment (including the Credit Agreement attached thereto as Exhibit A), a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Second Amendment to the Credit Agreement by and among Vertex, Inc., the guarantors party thereto, PNC Bank, National Association, and the lenders party thereto, dated as of March 8, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

* Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX, INC.

Date: March 9, 2022	By:	/s/ Bryan Rowland
	Name:	Bryan Rowland
	Title:	General Counsel and Secretary